UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2024

STEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-172172	87-2151440
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

4851 Tamiami Trail North

Suite 200

Naples, FL 34103

(Address of principal executive offices and Zip Code)

(954) 715-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement

On December 2nd, 2024 Stemtech (the Company) executed a Merger Agreement with Seacret Direct/Viago by which Seacret/Viago shall be merged into Stemtech. Stemtech valued the acquisition of Seacret at $32.5 million dollars and issued this value of its shares as consideration. The two companies are in a similar health space, and their combined value is seen as a benefit to both as well as shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024

Stemtech Corporation

By:	/s/ Charles Arnold
Charles Arnold, CEO

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